Exhibit 10.1

Execution Version

DEVELOPMENT AND LICENSE AGREEMENT
Dual TYK2/JAK1 Inhibitors

This Development and License Agreement (the “Agreement”) is made and entered into effective as of March 21, 2023 (the “Effective Date”) by and between Hangzhou Highlightll Pharmaceutical Co. Ltd., having an office at RM 301/302, BLDG 4, Qiantang District, Hangzhou, China (“Highlightll”) and Biohaven Therapeutics Ltd., a BVI business company limited by shares incorporated under the laws of the British Virgin Islands having an office at P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands (“Biohaven”). Highlightll and Biohaven are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Highlightll has developed certain dual TYK2/JAK1 tyrosine kinase (“TYK2/JAK1”) inhibitors that have brain penetrant characteristics (the “Licensed Compounds”as defined below) and certain other TYK2/JAK1 inhibitors that have peripheral, non-brain penetrant characteristics (the “Peripheral TYK2/JAK1 Compounds” as defined below).
WHEREAS, Biohaven desires to develop and commercialize Licensed Compounds for use in treating conditions and diseases in patients throughout the world, subject to Highlightll’s reservation of rights in the Highlightll Territory (defined below), and Highlightll desires to develop and commercialize Licensed Compounds for use in treating conditions and diseases in patients in the Highlightll Territory.
WHEREAS, Highlightll desires to develop and commercialize Peripheral TYK2/JAK1 Licensed Compounds for use in treating conditions and diseases in patients throughout the world.
WHEREAS, Highlightll wishes to grant an exclusive license under the Licensed IP (defined below) to develop and commercialize Licensed Compounds and Licensed Products (defined below) in the Territory (defined below), in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
Article 1
DEFINITIONS
The following capitalized terms shall have the following meanings. Other capitalized terms shall have the meanings ascribed to them in the applicable sections of this Agreement.
1.1.“Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Party.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (i) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; or (ii) the ownership, directly or indirectly, of fifty percent (50%) or more of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).
1.2.“Applicable Law” means applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities, that may be in effect from time to time.
1.3.“Assay” means Adenosine Triphosphate (ATP) competitive kinase assay.
1.4.“Biohaven Know-How” means all Information Controlled by Biohaven or any of its Affiliates as of the Effective Date or at any time during the term of this Agreement, whether developed or acquired under this Agreement, that is (i) not generally known and (ii) reasonably necessary for the Development or Commercialization of a Licensed Compound or a Licensed Product or any Improvement thereto in the Field in the Territory, but excluding any Information to the extent disclosed in any published Biohaven Patents.
1.5.“Biohaven IP” means Biohaven Patents and Biohaven Know-How.
1.6.“Biohaven Patents” means all of the Patents Controlled by Biohaven or any of its Affiliates as of the Effective Date or at any time during the term of this Agreement that are reasonably necessary for the Development or Commercialization of a Licensed Compound or a Licensed Product or any Improvement thereto in the Field in the Territory.
1.7.“Biohaven Territory” means all countries of the world except the Highlightll Territory; provided that in the event Biohaven acquires rights to Develop and Commercialize Licensed Compounds and Licensed Products in the Highlightll Territory under this Agreement, the Biohaven Territory shall mean all countries of the world including the Highlightll Territory.
1.8.“Brain Penetration” means a TYK2/JAK1 compound’s concentration in brain/plasma ratio at 4 hr after dosing in rats.
1.9.“Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions in New York are permitted or required to be closed.
1.10.“Calendar Quarter” means each successive period of three (3) calendar months commencing on 1 January, 1 April, 1 July and 1 October, except that the first Calendar Quarter shall commence on the Effective Date and end on the day immediately prior to the first to occur of 1 January, 1 April, 1 July or 1 October after the Effective Date and the last Calendar Quarter shall end on the last day of expiration of this Agreement in its entirety.
1.11.“Calendar Year” means each successive period of twelve (12) calendar months commencing on 1 January and ending on 31 December, except that the first Calendar Year shall commence on the Effective Date and end on 31 December of the year in which the Effective Date occurs

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

and the last Calendar Year shall commence on 1 January of the year in which the Agreement expires in its entirety and end on the last day of such year.
1.12.“Combination Licensed Product” means a Licensed Product that is comprised of or contains a Licensed Compound as an active ingredient together with one (1) or more other active ingredients and is sold either as a fixed dose/unit or as separate doses/units in a single package.
1.13.“Commercialization” means any and all activities (whether conducted before or after Regulatory Approval) directed to the preparation for sale of, distribution of, offering for sale of or sale of a Licensed Product, including activities related to marketing, advertising, medical education, sales force training, promoting, distributing and importing and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.
1.14. “Commercially Reasonable Efforts” means, with respect to either Party in relation to this Agreement, such efforts that are consistent with the efforts and resources used by a biopharmaceutical company of similar size, capitalization and resources as such Party in the exercise of its commercially reasonable business practices relating to an exercise of a right or performance of an obligation under this Agreement, including the research, Development, Manufacture and Commercialization of a pharmaceutical or biologic compound or product, as applicable, at a similar stage in its research, development or commercial life as the relevant Licensed Compound or Licensed Product, and that has commercial and market potential similar to the relevant Licensed Compound or Licensed Product, taking into account business, technical and financial issues, including issues pertaining to intellectual property coverage, safety and efficacy, stage of development, product profile, competitiveness of the marketplace, proprietary position, regulatory exclusivity, anticipated or approved labeling, present and future market and commercial potential, the likelihood of receipt of Regulatory Approval, profitability (including pricing and reimbursement status achieved or likely to be achieved), amounts payable to licensors of patent or other intellectual property rights, alternative products (other than Small Molecule TYK2/JAK1 inhibitors) and legal issues. It is understood that such product potential may change from time to time based upon changing scientific, business and marketing and return on investment considerations. The Parties acknowledge that Biohaven does not always seek to market its own products in every country or seek to obtain regulatory approval in every country or for every potential indication.
1.15.“Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent or other intellectual property right, possession of the right, whether directly or indirectly and whether by ownership, license or otherwise to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, Patent or other intellectual property right as provided for herein without violating the terms of any agreement with any Third Party and at no cost to the Party granting the rights unless the Party being granted the rights agrees to pay any such costs (including milestones and royalties) associated with such grant.
1.16.“Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Marketing Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. When used as a verb, “Develop” means to engage in Development.
1.17.“Distributor” means, with respect to a country, any Third Party that is used by pharmaceutical manufacturers generally in such country on a non-exclusive basis, and without a grant of a license under the intellectual property rights of Biohaven or its Affiliates or its or their Sublicensees, to distribute (but not to market or promote) finished, packaged pharmaceutical products to pharmacies, managed care organizations, governmental agencies (e.g., federal, state and local), and other group purchasing organizations (e.g., pharmaceutical benefits managers) and the like in such country.
1.18.“Dollars” or “$” means United States Dollars.
1.19.“Effective Date” has the meaning set forth in the preamble hereto.
1.20.“EMA” means the European Medicines Agency and any successor agency thereto.
1.21.“European Union” or “EU” has the meaning ascribed to such term in the consolidated versions of the Treaty on European Union and the Treaty on the functioning of the European Union (2016/c 202/01).
1.22.“Exploit” means to make, have made, import, use, sell or offer for sale, including to research, Develop, Commercialize, register, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market or have sold or otherwise dispose of. “Exploitation” means the act of Exploiting.
1.23.“FDA” means the United States Food and Drug Administration and any successor agency thereto.
1.24.“FFDCA” means the United States Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).
1.25.“Field” means the treatment of diseases, disorders or conditions in humans.
1.26.“First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value including non-cash consideration for use or consumption by the end user of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained in such country. Sales prior to receipt of Regulatory Approval for such Licensed Product, such as, for example treatment IND sales, named patient sales, and “compassionate use” sales shall not be construed as a First Commercial Sale.
1.27.“Generic Licensed Product” with respect to a Licensed Product, any pharmaceutical or biological product that is distributed by a Third Party under a Regulatory Approval approved by a Regulatory Authority in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of such Licensed Product, including any product authorized for sale (a) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the Act (21 U.S.C. 355(b)(2) and 21 U.S.C. 355(j), respectively), (b) in the EU pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision) or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c) in any other country or jurisdiction pursuant to all equivalents of such provisions. A Licensed Product distributed under an NDA or foreign equivalent Drug Approval Application held by Biohaven (i.e., an authorized generic product) will not constitute a Generic Licensed Product with respect to such Licensed Product.
1.28.“GAAP” means, with respect to a Party or its Affiliates or its or their Sublicensees, United States generally accepted accounting principles, International Financial Reporting Standards or such other similar national standards as such Party, Affiliates or its or their Sublicensee adopts, in each case, consistently applied.
1.29.“Highlightll Territory” means the People’s Republic of China and its territories and possessions, including for clarity Hong Kong, Macau and Taiwan.
1.30.“Improvements” means any invention, discovery, development or modification with respect to a Licensed Compound or a Licensed Product, made by or on behalf of a Party during the term of this Agreement, including relating to the Development or Exploitation thereof, whether or not patented or patentable, including any enhancement in the efficiency, operation, Manufacture, ingredients, preparation, presentation, formulation, means of delivery (including the development of any delivery system or enhancement thereto) or dosage of such Licensed Compound or Licensed Product, any discovery or development of any new or expanded indications for such Licensed Compound or Licensed Product, or any discovery or development that improves the stability, safety or efficacy of such Licensed Compound or Licensed Product.
1.31.“IND” means (i) an investigational new drug application filed with the FDA for authorization to commence clinical studies and its equivalent in other countries or regulatory jurisdictions and (ii) all supplements and amendments that may be filed with respect to the foregoing.
1.32.“Information” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, assays and biological methodology, in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed. For clarity, Information shall include Regulatory Documentation and Improvements.
1.33.“Infringement” has the meaning set forth in Section 5.3.1.
1.34.“Initiation” means, with respect to a clinical study/trial, the first dosing of the first human subject in such clinical study/trial.
1.35.“Joint IP” means all inventions and discoveries first made or discovered jointly by one or more employees, consultants or agents of Highlightll or its Affiliates, together with one or more employees, consultants or agents of Biohaven or its Affiliates, in the course of activities under this Agreement.
1.36.“Joint Patent(s)” means Patents covering the Joint IP.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.37.“Knowledge” means, with respect to a Party or its Affiliates, the actual knowledge of Highlightll’s CEO or Biohaven’s CEO or any person within their respective organization holding a position equivalent to such job title based on such individuals’ good faith understanding of the facts and information in their possession or control without any duty to conduct any additional investigations with respect to such facts and information.
1.38.“Licensed Compound” means the Highlightll compound designated as “TLL-041” and any other TYK2/JAK1 compound: (i) with Ki < 200nM activity inhibition in the Assay, (ii) with Brain Penetration greater than or equal to ten percent (10%), and (iii)that is within the scope of a Valid Claim of the Licensed Patents or is developed by, or on behalf of, Biohaven using Licensed Know-How or is otherwise derived from Licensed Know-How.
1.39.“Licensed Know-How” means all Information Controlled by Highlightll or any of its Affiliates as of the Effective Date or at any time during the term of this Agreement, whether developed or acquired under this Agreement, that is (i) not generally known and (ii) reasonably necessary for the Development or Commercialization of a Licensed Compound or a Licensed Product or any Improvement thereto, but excluding any Information to the extent disclosed in any published Highlightll Patents.
1.40.“Licensed Patents” means all of the Patents Controlled by Highlightll or any of its Affiliates as of the Effective Date or at any time during the term of this Agreement that are reasonably necessary for the Development or Commercialization of a Licensed Compound or a Licensed Product or any Improvement thereto in the Field in the Territory. Licensed Patents as of the Effective Date are listed in Schedule A.
1.41.“Licensed Product” means any pharmaceutical product containing a Licensed Compound, alone or in combination with one (1) or more other active ingredients, in any and all forms, presentations, dosages and formulations.
1.42.“Licensed IP” means Licensed Patents and Licensed Know-How.
1.43.“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labelling, shipping and holding of a product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.
1.44.“Marketing Approval Application” means a New Drug Application as defined in the FFDCA (“NDA”) or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA (“MAA”) pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval.
1.45.“Net Sales” means, with respect to a Licensed Product for any period, the gross amount billed or invoiced by a Party, its Affiliates or its or their Sublicensees to Third Parties for the sale or other transfer of a Licensed Product (the “Invoiced Sales”), less deductions for:
1.45.1.normal and customary [***];
1.45.2.amounts repaid or credited by reason of [***];

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1.45.3.freight, postage, shipping and insurance expenses to the extent that such items [***];
1.45.4.customs and excise duties and other taxes or duties [***];
1.45.5.rebates and similar payments made with respect to sales of Licensed Products paid for by any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program;
1.45.6.that portion of the annual fee on [***]; and
1.45.7.any actual bad debt expense recorded in accordance with GAAP from customers related to sales of a Licensed Product.
Any of the deductions listed above that involves a payment by a Party, its Affiliates or its or their Sublicensees shall be taken as a deduction in the Calendar Quarter in which the payment is made by such entity. For purposes of determining Net Sales, a Licensed Product shall be deemed to be sold when invoiced (or if not invoiced, when shipped or delivered) and a “sale” shall include all transfers or dispositions of such Licensed Product [***]. A Party’s, its Affiliates’ or its or their Sublicensees’ transfer of any Licensed Product to an Affiliate or Sublicensee shall not result in any Net Sales, unless such Licensed Product is consumed or administered by such Affiliate or Sublicensee in the course of its commercial activities. With respect to any Licensed Product that is consumed or administered by a Party or its Affiliates or its or their Sublicensees, Net Sales shall include any amount billed or invoiced with respect to such consumption or administration, including any services provided in connection therewith.
All deductions from Invoiced Sales set forth in Sections 1.45.1-1.45.6 shall be duly documented by the Party taking such deductions, its Affiliates and its and their Sublicensees in their books of account in accordance with its standard internal policies and procedures and may be separately stated on purchase orders, invoices, or other documents of sale. No deductions may be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by a Party, its Affiliates or its or their Sublicensees and on their payroll, or for costs of collection.
If a Licensed Product is sold at a discount price that is substantially lower than the customary price charged by a Party, its Affiliates or its or their Sublicensees, or non-cash consideration, Net Sales shall be calculated based on[***], as applicable, during the preceding royalty period, or in the absence of such sales, based on[***], as determined by the Parties in good faith.
In the event that a Licensed Product is sold in any country in the form of a Combination Licensed Product, Net Sales of such Combination Licensed Product shall be adjusted by multiplying actual Net Sales of such Combination Licensed Product in such country calculated pursuant to the foregoing definition of “Net Sales” by the fraction[***], where [***]. If either such Licensed Product that contains the Licensed Compound(s) as its sole active ingredient or a product that contains an active ingredient (other than the Licensed Product) in the Combination Licensed Product as its sole active ingredient(s) is not sold separately in a particular country, the Parties shall negotiate in good faith a reasonable adjustment to Net Sales in such country that

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takes into account the medical contribution to the Combination Licensed Product of and all other factors reasonably relevant to the relative value of, the Licensed Compound(s), on the one hand and all of the other active ingredient(s), collectively, on the other hand.
In the case of [***] shall be allocated among products on the basis on which [***] or, if such basis cannot be determined, in accordance with such Party’s, its Affiliates’ or its or their Sublicensees’ existing allocation method; provided that any such allocation to a Licensed Product shall be (i) done in accordance with Applicable Law, including any price reporting laws, rules and regulations and (ii) subject to clause (i), in no event greater than a pro rata allocation, such that the portion of each of foregoing rebates, discounts and other forms of reimbursements shall not be included as deductions from Invoiced Sales hereunder in any amount greater than [***] compared to [***] to which such foregoing [***].
Net Sales shall be calculated in accordance with GAAP.
1.46.“Neurological Disorders” means disorders that include immunological effects that result in pathophysiology in the central or peripheral nervous systems, or the nerves or myelin found throughout the human body and the spinal cord.
1.47.“NMPA” means the National Medical Products Administration.
1.48.“Patents” means: (i) all national, regional and international patents and patent applications, including provisional patent applications; (ii) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (iii) any and all patents that have issued or in the future issue from the foregoing patent applications ((i) and (ii)), including utility models, petty patents, innovation patents and design patents and certificates of invention; and (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((i), (ii) and (iii)).
1.49.“Peripheral Immunological Disorders” means disorders that cause inflammation in the bones, muscles, joints, respiratory system, gastro-intestinal system and skin. For clarity, this does not include Neurological Disorders.
1.50.“Peripheral TYK2/JAK1 Compounds” means the Highlightll compound designated as “TLL-018” and any other TYK2/JAK1 compounds with <200nM activity inhibition in the Assay and Brain Penetration less than ten percent (10%), that are Controlled by Highlightll or any of its Affiliates.
1.51. “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.
1.52.“Regulatory Approval” means, with respect to a country or region in the Territory, any and all approvals (including Marketing Approval Applications), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a Licensed Product or any Improvement thereto in such country or region, including, where applicable, (i) pricing or

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reimbursement approval in such country, (ii) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto) and (iii) labelling approval.
1.53.“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Development or Commercialization of Licensed Compounds or Licensed Products or any Improvement thereto in the Territory, including the FDA in the United States, the EMA in the European Union and the NMPA.
1.54.“Regulatory Documentation” means: all (i) applications (including all INDs and Marketing Approval Applications), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (ii) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; and (iii) clinical and other data contained or relied upon in any of the foregoing; in each case ((i), (ii) and (iii)) relating to a Licensed Compound or a Licensed Product or any Improvement thereto.
1.55.“Regulatory Exclusivity Period” means, with respect to each Licensed Product in any country in the Territory, any period of data, market or other regulatory exclusivity (other than Patent exclusivity) granted or afforded by Applicable Law or by a Regulatory Authority in such country that confers exclusive marketing rights with respect to such Licensed Product in such country or prevents another party from using or otherwise relying on any data supporting the approval of the Marketing Authorization Application, as applicable, such as new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, non-patent related pediatric exclusivity or any other applicable marketing or data exclusivity, including any such periods listed in the FFDCA (e.g., Orange Book or Purple Book online database), or any such periods under national implementations in the EU of Article 10 of Directive 2001/83/ED, Article 14(11) of Parliament and Council Regulation (EC) No. 726/2004, Parliament and Council Regulation (ED) No. 141/2000 on orphan medicines, Parliament and Council Regulation (ED) No. 1901/2006 on medicinal products for pediatric use and all international equivalents of any of the foregoing.
1.56.“Reissue NOA” means a [***] issued to Highlightll by the United States Patent and Trademark Office; provided that in the event Highlightll continues prosecution of [***] after issuance of the Notice of Allowance, whether by the filing of a Rule 312 Amendment, the filing of a Request for Continued Examination, or otherwise, then the Reissue NOA shall be deemed to have been issued upon the conclusion of such continued prosecution. For clarity, prosecution of reissue applications other than [***] including any divisional of [***] shall not be considered continued prosecution of [***].
1.57.“Senior Officer” means, with respect to Highlightll, CEO and with respect to Biohaven, CEO, or their respective designees.
1.58.“Small Molecule” means an organic compound with a molecular weight less than 1000 Daltons.
1.59.“Sublicensee” means a Person, other than an Affiliate, that is granted a sublicense by Biohaven or its Affiliate under the grants in Section 2.2. For clarity, a Distributor of Licensed Product(s) is not considered a Sublicensee.

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1.60.“Tax” or “Taxation” means any form of tax or taxation, levy, duty, charge, social security charge, contribution, or withholding of whatever nature (including any related fine, penalty, surcharge or interest) imposed by, or payable to, a Tax Authority.
1.61.“Tax Authority” means any government, state or municipality, or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world, authorized to levy Tax.
1.62.“Territory”, when used alone, means the Biohaven Territory or the Highlightll Territory as the context indicates.
1.63.“Third Party” means any Person other than Highlightll, Biohaven and their respective Affiliates.
1.64.“United States” or “U.S.” means the United States of America and its territories and possessions.
1.65.“Valid Claim” means (i) a claim of any issued and unexpired Patent whose validity, enforceability or patentability has not been affected in the relevant country or region by (a) irretrievable lapse, abandonment, revocation, dedication to the public or disclaimer or (b) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeal or (ii) a claim of a pending Patent application that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application; provided, however, that if a claim of a pending patent application shall not have issued within [***] after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a patent issues with such claim.

Article 2
LICENSED RIGHTS
2.1.Grants to Biohaven.
2.1.1.Subject to Section 2.1.3, Highlightll hereby grants to Biohaven: (i) an exclusive, non-transferable (except as provided in Section 10.3) license, with the right to grant sublicenses under Section 2.1.2, under the Licensed IP and Joint IP to Exploit Licensed Compounds and Licensed Products in the Field in the Biohaven Territory; (ii) an exclusive, non-transferable (except as provided in Section 10.3) right of reference, with the right to extend such right of reference to Biohaven’s Affiliates and Sublicensees, to Regulatory Documentation that Highlightll or its Affiliates Control as of the Effective Date and during the term of this Agreement as necessary for purposes of Exploiting the Licensed Compounds and Licensed Products in the Field in the Biohaven Territory; and (iii) a non-exclusive, non-transferable (except as provided in Section 10.3) license, with the right to grant sublicenses under Section 2.1.2, under the Licensed IP and Joint IP to, with Highlightll’s prior written consent, Develop

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Licensed Compounds and Licensed Products in the Field in the Highlightll Territory for Commercialization in the Biohaven Territory.
2.1.2.Biohaven shall have the right to grant sublicenses, through multiple tiers of sublicenses, under the licenses granted in Section 2.1, to its Affiliates and Sublicensees; provided that any such sublicenses granted to Sublicensees shall be (i) subject to Highlightll’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, and in the event a sublicensed Affiliate ceases to be an Affiliate of Biohaven, then such Affiliate shall thereafter be deemed to be a Sublicensee with consent; and (ii) consistent with, and expressly made subject to, the terms and conditions of this Agreement; and (iii) not be further sublicensable, unless preapproved in writing by Highlightll. Biohaven or its Affiliate (as the case may be) shall cause each Sublicensee to comply with the applicable terms and conditions of this Agreement, as if such Sublicensee were a Party to this Agreement. Biohaven hereby guarantees the performance of its Affiliates and Sublicensees that are sublicensed as permitted herein and the grant of any such sublicense shall not relieve Biohaven of its obligations under this Agreement. A copy of any sublicense agreement executed by Biohaven or an Affiliate of Biohaven to a Sublicensee shall be provided to Highlightll within [***] after its execution; provided that the financial terms of any such sublicense agreement to the extent not pertinent to an understanding of a Party’s obligations or benefits under this Agreement may be redacted.
2.1.3.The rights granted to Biohaven in Sections 2.1.1 and 2.1.2 are subject to a reservation of rights by Highlightll under the Licensed IP to Develop Licensed Compounds and Licensed Products in the Biohaven Territory for Commercialization in the Highlightll Territory.
2.2.Grants to Highlightll
2.2.1.Subject to Section 2.3, Biohaven hereby grants to Highlightll: (i) an exclusive, non-transferable (except as provided in Section 10.3) license, without the right to grant sublicenses except with Biohaven’s prior written consent, under the Biohaven IP and Joint IP to Exploit Licensed Compounds and Licensed Products in the Field in the Highlightll Territory; and (ii) an exclusive, non-transferable (except as provided in Section 10.3) right of reference, with the right to extend such right of reference to Highlightll’s Affiliates, to Regulatory Documentation that Biohaven or its Affiliates Control as of the Effective Date and during the term of this Agreement as necessary for purposes of Exploiting the Licensed Compounds and Licensed Products in the Field in the Highlightll Territory.
2.2.2.Biohaven hereby grants to Highlightll an option to negotiate an exclusive, royalty-bearing license under Biohaven IP used on Licensed Compounds or Licensed Products to Exploit Peripheral TYK2/JAK1 Compounds worldwide. Highlightll may exercise this option by providing written notice to Biohaven (“Peripheral Notice”). For a period from the date of the Peripheral Notice until [***] thereafter, Highlightll will have the exclusive right to negotiate a license to Develop and Commercialize Peripheral TYK2/JAK1 Compounds worldwide (“Peripheral ROFN”). If Biohaven and Highlightll, after using good faith efforts, are unable to execute a definitive agreement with respect to such transaction within such [***] period, Highlightll’s Peripheral ROFN shall expire.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

2.2.3.Biohaven, on behalf of itself, its Affiliates, and its Sublicensees, shall not assert any of the Licensed Patents or Joint Patents anywhere in the world against Highlightll, its Affiliates or sublicensees for the Exploitation of compounds or products, other than Licensed Compounds or Licensed Products, that are within the scope of any Valid Claim of the Licensed Patents or Joint Patents.
2.3.Right of First Negotiation.
2.3.1.In the event that Highlightll considers granting a license to Develop or Commercialize Licensed Compounds or Licensed Products in the Highlightll Territory to a Third Party, it will give Biohaven notice of such intention prior to entering into discussions with any Third Party (“China Notice”). For a period from the date of the China Notice until [***] thereafter, Biohaven will have the exclusive right to negotiate a license to Develop and Commercialize Licensed Compounds and Licensed Products in the Highlightll Territory (“China ROFN”). If Biohaven and Highlightll, after using good faith efforts, are unable to execute a definitive agreement with respect to such transaction within such [***] period, Biohaven’s China ROFN shall expire.
2.3.2.In the event Biohaven exercises its China ROFN and the Parties enter into a definitive agreement granting rights to Biohaven to Develop and Commercialize Licensed Compounds and Licensed Products in the Highlightll Territory, the Biohaven Territory shall be amended as of the effective date of the definitive agreement to include the Highlightll Territory and the reservation of rights under Section 2.1.3, and the licenses granted to Highlightll under Section 2.2, shall expire.
2.4.No Other Rights Granted. Except as expressly provided herein and without limiting the foregoing, neither Party grants to the other Party any other right or license, including any rights or licenses to any intellectual property rights not otherwise expressly granted herein. Neither Party shall Exploit Joint IP in a manner that is inconsistent with the rights granted under this Article 2.
Article 3
DEVELOPMENT, REGULATORY AND COMMERCIALIZATION ACTIVITIES.
3.1.Development.
3.1.1.Diligence. After the Effective Date, each of the Parties shall have the following responsibilities using Commercially Reasonable Efforts:
(i)Highlightll shall file an IND in the United States and Initiate a Phase 1 study in the United States including SAD components taking into account reasonable suggestions by Biohaven regarding the design and conduct of the study.
(ii)Highlightll shall Develop the Licensed Compounds and Licensed Products and seek to obtain and maintain a Regulatory Approval for at least one (1) Licensed Product for use in the Field in the Highlightll Territory, unless and until Biohaven exercises its China ROFN and the Parties execute a definitive agreement granting Biohaven rights to Develop Licensed Compounds and Licensed Products in the Highlightll Territory.

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(iii)Biohaven shall conduct all non-clinical studies regarding Licensed Compounds and Licensed Products and hereby grants Highlightll the rights to use and, if necessary, reference all data and reports from such non-clinical studies for the Development and Commercialization of Licensed Compounds and Licensed Products in the Highlightll Territory in accordance with the licenses granted to Highlightll in Article 2 and subject to the obligations of confidentiality under Article 6.
(iv)Biohaven shall Develop the Licensed Compounds and Licensed Products and seek to obtain and maintain Regulatory Approvals for at least one (1) Licensed Product for use in the Field in the Biohaven Territory. For the avoidance of doubt, Biohaven may only conduct clinical trials in the Highlightll Territory with Highlightll’s prior written approval. [***].
3.1.2.Development Costs. Each Party shall be responsible for its own costs and expenses in connection with its Development activities under this Agreement.
3.1.3.Development Records. Each Party shall, and shall cause its Affiliates and its and their Sublicensees to, maintain, in good scientific manner, complete and accurate books and records pertaining to Development of Licensed Compounds and Licensed Products hereunder, in sufficient detail to verify compliance with its obligations under this Agreement. Such books and records shall (i) be appropriate for regulatory purposes, (ii) be in compliance with Applicable Law, (iii) properly reflect all major work done and results achieved in the performance of its Development activities hereunder, (iv) not be commingled with records of activities (other than those concerning the Licensed Compounds and/or Peripheral TYK2/JAK1 Compounds) outside the scope of this Agreement and (v) be retained by such Party, its Affiliates and its and their Sublicensees for at least [***] after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law.
3.1.4.Development Reports. At mutually agreed times, but not less than [***] per Calendar Year (in the month of [***]) during the period when Development activities are undertaken by a Party, its Affiliates or its or their Sublicensees hereunder, each Party shall provide to the other Party with a written report of such Development activities it has performed, or caused to be performed, since the preceding report.
3.1.5.Joint Development Committee. Within [***] after the Effective Date, Highlightll and Biohaven shall establish a joint development committee (“JDC”), to oversee, review and coordinate the Development of the Licensed Compounds and Licensed Products. The primary purpose of the JDC shall be to promote territorial coordination of the Development activities and ensure that neither Party engages in Development activities in its Territory that are materially harmful to the other Party’s Development activities in its Territory. Subject to the foregoing sentence, each Party will have final decision making authority in its Territory taking into consideration the risk / benefits to the global market. Unless otherwise mutually agreed, the JDC shall meet, not less than [***] per Calendar Quarter during the term of this Agreement when Development activities are being conducted. The Parties may meet on an ad hoc basis at any mutually agreed time. The JDC shall terminate if Biohaven exercises its China ROFN and the Parties execute a definitive agreement granting Biohaven rights to Develop Licensed Compounds and Licensed Products in the Highlightll Territory. The JDC will consist of working groups from each Party with sufficient knowledge and experience to conduct the activities

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contemplated for the JDC. The JDC will have no authority to alter or amend the terms of this Agreement.
3.1.6.Technology Transfer. During the [***] period following the Effective Date, Highlightll shall provide Biohaven with electronic (or tangible embodiments, if electronic is not available) of the Highlightll Know-How reasonably available to Highlightll as of the Effective Date regarding the Licensed Compounds including [***] and, where required by Biohaven to fulfill its duties under Applicable Law, [***] required to be maintained by Highlightll under Applicable Law. Such documentation is Confidential Information of Highlightll and shall not be used by Biohaven for any purpose other than for the discovery, research, Development or Commercialization (including any import, manufacture, use, offer for sale, or sale) of Licensed Compounds and/or Licensed Products in accordance with this Agreement. Any and all materials and other Highlightll Know-How delivered to Biohaven pursuant to this Section 3.1.6 are and shall remain the sole property of Highlightll.
3.2.Regulatory Activities.
3.2.1.Regulatory Approvals. Each Party shall have the sole right to prepare, obtain and maintain Marketing Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions and to conduct communications with the Regulatory Authorities, for Licensed Products in its Territory in its name. Biohaven shall use Commercially Reasonable Efforts to seek Regulatory Approvals for the Licensed Products throughout the Biohaven Territory, including the US, major markets in the EU (France, Germany, Italy, Spain), the United Kingdom, Canada, and Japan; provided, however, that it shall be within Biohaven’s sole discretion to determine which other countries in the Biohaven Territory to seek Regulatory Approval for the Licensed Products. Highlightll shall use Commercially Reasonable Efforts to seek Regulatory Approvals for the Licensed Products in the Highlightll Territory unless and until Biohaven exercises its China ROFN and the Parties execute a definitive agreement granting Biohaven rights to Develop Licensed Compounds and Licensed Products in the Highlightll Territory.
3.2.2.Notices, Recalls, Suspensions or Withdrawals. Each Party shall notify the other Party promptly (but in no event later than [***]) following its determination that any event, incident or circumstance has occurred that may result in the need for a recall, market suspension or market withdrawal of a Licensed Product in the Field in its Territory and shall include in such notice the reasoning behind such determination and any supporting facts. As between the Parties, Biohaven shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension or market withdrawal of a Licensed Product in the Field in the Biohaven Territory. As between the Parties, Highlightll shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension or market withdrawal of a Licensed Product in the Field in the Highlightll Territory unless Biohaven has exercised its China ROFN.
3.2.3.Global Safety Database. Biohaven shall establish, hold and maintain (at Biohaven’s sole cost and expense) the global safety database for Licensed Products. Within [***] after the Effective Date, the Parties shall enter into a safety agreement setting forth the responsibilities and procedures for monitoring, collecting, evaluating, sharing and reporting to the Regulatory Authorities information regarding patient safety (including adverse events).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

3.3.Commercialization.
3.3.1.Diligence. Biohaven shall be solely responsible for Commercialization of the Licensed Products in the Field throughout the Biohaven Territory at Biohaven’s own cost and expense. Biohaven shall use Commercially Reasonable Efforts to Commercialize the Licensed Products throughout the Territory, including the US, the major markets in the EU (France, Germany, Italy, Spain), the United Kingdom, Canada, and Japan; provided, however, that it shall be within Biohaven’s sole discretion to determine which other countries in the Biohaven Territory to Commercialize the Licensed Products. Highlightll shall be solely responsible for Commercialization of the Licensed Products in the Field in the Highlightll Territory using Commercially Reasonable Efforts at Highlightll’s own cost and expense unless and until Biohaven exercises its China ROFN and the Parties execute a definitive agreement granting Biohaven rights to Develop Licensed Compounds and Licensed Products in the Highlightll Territory.
3.3.2.Commercialization Costs; Booking of Sales; Distribution. Biohaven and, solely in the event that Biohaven includes clinical sites in the Highlightll Territory in its Phase-3 study sufficient for submission to NMPA (“Highlightll Territory Clinical Event”), Highlightll, shall invoice and book sales, establish all terms of sale (including pricing and discounts) and warehouse and distribute the Licensed Products in the Field in its Territory and perform or cause to be performed all related services. Subject to Section 3.2.2, each Party shall handle all returns, recalls or withdrawals, order processing, invoicing, collection, distribution and inventory management with respect to the Licensed Products in its Territory. Upon the earlier of the Initiation of the first Phase-3 study by either Party or [***] prior to the anticipated Commercialization by either Party of the first Licensed Product, provided that Biohaven has not exercised its China ROFN and the Parties have not executed a definitive agreement granting Biohaven rights to Develop Licensed Compounds and Licensed Products in the Highlightll Territory, the Parties shall enter into a commercialization agreement, setting forth brand strategy, and responsibilities regarding sales force training, promotional materials, supply and distribution, etc.
3.3.3.Commercialization Records. Biohaven and, solely in the event of a Highlightll Territory Clinical Event, Highlightll, shall maintain, and will cause its Affiliates and its and their Sublicensees to maintain, complete and accurate books and records pertaining to Commercialization of Licensed Products hereunder, in sufficient detail to verify compliance with its obligations under this Agreement and which shall be in compliance with Applicable Law and properly reflect all work done and results achieved in the performance of its Commercialization activities. Such records shall be retained by such Party, its Affiliates and its and their Sublicensees for at least [***] after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law.
3.3.4.Commercialization Reports. Within [***] following the end of each Calendar Quarter, commencing upon the First Commercial Sale of a first Licensed Product and thereafter, Biohaven and, solely in the event of a Highlightll Territory Clinical Event, Highlightll, shall provide the other Party with detailed written reports of such Commercialization activities it has performed, or caused to be performed, since the preceding report regarding its Territory. Each such report shall contain sufficient detail to enable the calculation Net Sales for Licensed Products in each Party’s Territory.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

3.4.Supply of Licensed Compounds and Licensed Products.
3.4.1.From the Effective Date until the technology transfer under Section 3.1.6 is complete, Highlightll shall have the sole responsibility to Manufacture (or have Manufactured) Licensed Compounds and Licensed Products: (i) at Biohaven’s expense, upon Biohaven’s reasonable advance written request and at Highlightll’s actual fully-burdened cost, without mark-up, for Biohaven’s Development activities in the Biohaven Territory; and (ii) at Highlightll’s expense, for Highlightll’s Development activities in the Highlightll Territory.
3.4.2.Upon completion of the technology transfer under Section 3.1.6 and during the term of this Agreement, unless otherwise mutually agreed, (i) Biohaven shall have the sole responsibility to Manufacture (or have Manufactured) Licensed Compounds and Licensed Products for Biohaven’s Development and Commercialization activities in the Biohaven Territory at its expense; and (ii) Highlightll shall have the sole responsibility to Manufacture (or have Manufactured) Licensed Compounds and Licensed Products for Highlightll’s Development and Commercialization activities in the Highlightll Territory at its expense.
3.5.Subcontracting. Either Party may perform any or all of its obligations hereunder through its Affiliates. Subject to Section 2.1.2, Biohaven may subcontract with a Third Party to perform any or all of its obligations hereunder (including by appointing one or more Distributors); provided that (i) no such permitted subcontracting shall relieve Biohaven of its obligations hereunder (except to the extent satisfactorily performed by such subcontractor) or any liability and Biohaven shall be and remain fully responsible and liable therefor and (ii) the agreement pursuant to which Biohaven engages any Third Party subcontractor must (a) be consistent in all material respects with this Agreement, (b) contain terms obligating such subcontractor to comply with the confidentiality, intellectual property and all other relevant provisions of this Agreement and (c) contain terms obligating such subcontractor to permit Highlightll rights of inspection, access and audit substantially similar to those provided to Highlightll in this Agreement. Biohaven shall ensure that each subcontractor accepts and complies with all of the applicable terms and conditions of this Agreement as if such permitted subcontractor were a Party to this Agreement.
3.6.Competitive Compounds
3.6.1.During the period that ends five (5) years after the First Commercial Sale of the first Licensed Product: (i) neither Biohaven nor its Affiliates (or any Sublicensee of Biohaven or any Affiliate of such Sublicensee) shall itself or through any Third Party, or in collaboration with any Third Party, engage, directly or indirectly in the clinical Development or Commercialization of: (a) a Licensed Compound in the prevention, treatment or diagnosis of any Peripheral Immunological Disorders; or (b) a Small Molecule dual TYK2/JAK1 inhibitor other than Licensed Compounds; and (ii) neither Highlightll nor its Affiliates shall itself or through any Third Party, or in collaboration with any Third Party, engage, directly or indirectly in the clinical Development or Commercialization of: (a) a Peripheral TYK2/JAK1 Compound in the prevention, treatment or diagnosis of any Neurological Disorders or (b) a Small Molecule dual TYK2/JAK1 inhibitor with Brain Penetration greater than or equal to [***], other than the Licensed Compounds as expressly permitted under this Agreement (each a “Competitive Compound.”
3.6.2.Notwithstanding Section 3.6.1, if either Party or any of its Affiliates, either through its own development efforts or by acquisition, or obtains ownership of

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or a license to, or is acquired by or otherwise merges with an entity (or an Affiliate of such entity) that owns or has a license to, a Competitive Compound, in all such cases that would result in a violation of Section 3.6.1 (any such event, a “Triggering Event”), then such Party shall promptly notify the other Party in writing within [***] after such Triggering Event. Upon the occurrence of a Triggering Event, such Party shall not be in violation of Section 3.6.1, if within [***] after the Triggering Event: (A) the Party divests itself of such Competitive Compound and notifies the other Party in writing of such divestiture, which divestiture may occur by an outright sale to a Third Party of all of such Party’s and its Affiliate’s rights to such Competitive Compound or by an outlicense arrangement under which such Party has no continuing active involvement in the development or commercialization of such Competitive Compound (for clarity, efforts in connection with (i) the receipt and audit of payments in respect of the Competitive Compound, (ii) the maintenance, defense and enforcement of any applicable licensed patents, and (iii) the receipt of information to ensure compliance with the applicable agreement (including efforts to enforce or terminate same, or seek damages, for breach) shall not constitute continuing active involvement); or (B) the Party possessing the Competitive Compound may request to negotiate terms under which the Competitive Compound would be included as a Licensed Compound or Peripheral TYK2/JAK1 Compound, as the case may be, under this Agreement. If the Parties can agree and execute a binding agreement, within [***] after notice from Party possessing the Competitive Compound, on the terms (including compensation to the other Party) for including the Competitive Compound under this Agreement, then Party possessing the Competitive Compound shall not be deemed in breach of Section 3.6.1.
Article 4
PAYMENTS AND RECORDS
4.1.Upfront Payment. Within [***] of execution of this Agreement by the Parties, Biohaven shall place ten million US Dollars (USD$10,000,000) in an escrow account. Such escrow account shall provide that within [***] after the later of Highlightll providing; (i) [***], and (ii) [***]; such ten million US Dollars (USD$10,000,000) shall be released to Highlightll. Upon release to Highlightll, such ten million US Dollars (USD$10,000,000) will be non-refundable and non-creditable. [***].
4.2.Equity. Biohaven shall cause its Affiliate, Biohaven Ltd., to issue to Highlightll or its designated Affiliate, within [***] after the later of Highlightll providing; (i) [***], and (ii) [***]; a number of Biohaven Ltd.’s common shares (“BHVN Shares”) no par value per share (the “License Shares”), determined by dividing (i) ten million US Dollars (USD $10,000,000), by (ii) the volume weighted average price of BHVN Shares for the ten (10) trading day period (the “10-Day VWAP”) ending on the last trading day prior to the Effective Date on the New York Stock Exchange, as determined by S&P Capital IQ or another financial data service provider reasonably selected by Biohaven, rounded up to the nearest whole share. The issuance of the BHVN Shares to Highlightll shall be governed by a private placement agreement between Biohaven Ltd. and Highlightll pursuant to Rule 144 under the Securities Act of 1933 (the “Securities Act”).
4.3.Milestones
4.3.1.Regulatory Milestones.
(i)First Indication. In partial consideration of the rights granted by Highlightll to Biohaven hereunder, the following amounts shall be payable to Highlightll from Biohaven within [***] after the achievement of each of the following milestone events with respect to

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the first Licensed Product in the first indication to reach such milestone (whether by Biohaven, an Affiliate, or a Sublicensee), which shall be non-refundable, non- creditable and fully earned upon the achievement of the applicable milestone event:

Milestone Event	US Dollars
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(ii)Second Indication. In partial consideration of the rights granted by Highlightll to Biohaven hereunder, payments of fifty percent (50%) of the foregoing amounts in 4.3.1(i) shall be payable to Highlightll from Biohaven within [***] after the achievement of each of the foregoing milestone events with respect to the first Licensed Product in the second indication to reach such milestone (whether by Biohaven, an Affiliate, or a Sublicensee), which shall be non-refundable, non-creditable and fully earned upon the achievement of the applicable milestone event.
(iii)Milestone Payments for First Licensed Product Only – No milestone payments shall be due for the second, or subsequent, Licensed Products that achieve a milestone for which a milestone payment has been previously paid.
4.3.2.Commercial Milestones. In partial consideration of the rights granted by Highlightll to Biohaven hereunder, Biohaven shall pay to Highlightll the following payments, which shall be non-refundable, non-creditable and fully earned upon the first achievement of the applicable milestone event:
(i)in the event that the aggregate of all Net Sales of all Licensed Products made by Biohaven or any of its Affiliates or its or their Sublicensees in a given Calendar Year exceeds [***] for such Calendar Year, Licensee shall pay to Highlightll a one-time fee of [***]; and
(ii)in the event that the aggregate of all Net Sales of all Licensed Products made by Biohaven or any of its Affiliates or its or their Sublicensees in a given Calendar Year exceeds [***] for such Calendar Year, Licensee shall pay to Highlightll a one-time fee of [***]; and

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(iii)in the event that the aggregate of all Net Sales of all Licensed Products made by Biohaven or any of its Affiliates or its or their Sublicensees in a given Calendar Year exceeds [***] for such Calendar Year, Licensee shall pay to Highlightll a one-time fee of [***]; and
(iv)in the event that the aggregate of all Net Sales of all Licensed Products made by Biohaven or any of its Affiliates or its or their Sublicensees in a given Calendar Year exceeds [***] for such Calendar Year, Licensee shall pay to Highlightll a one-time fee of [***].
In the event that in a given Calendar Year more than one (1) of the foregoing thresholds is exceeded, Biohaven shall pay to Highlightll a separate milestone payment with respect to each such threshold that is exceeded in such Calendar Year. Each such milestone payment shall be due within [***] of the date the milestone was achieved. Each milestone payment in this Section 4.3.2 shall be payable only upon the first achievement of such milestone in a given Calendar Year and no amounts shall be due for subsequent or repeated achievements of such milestone in subsequent Calendar Years.
4.4.Royalties
4.4.1.Royalty Rates. As further consideration for the rights granted to Biohaven hereunder, commencing upon the First Commercial Sale of a Licensed Product in the Biohaven Territory, Biohaven shall pay to Highlightll a royalty on Net Sales with respect to the Licensed Products in the Biohaven Territory during each Calendar Year at the following rates:
(i)for that portion of Net Sales of Licensed Products in the Biohaven Territory during a Calendar Year less than or equal to [***], a royalty rate of [***];
(ii)for that portion of Net Sales of Licensed Products in the Biohaven Territory during a Calendar Year greater than [***]and less than or equal to [***], a royalty rate of [***];
(iii)for that portion of Net Sales of Licensed Products in the Biohaven Territory during a Calendar Year greater than [***] and less than or equal to [***], a royalty rate of [***];
(iv)for that portion of Net Sales of Licensed Products in the Biohaven Territory during a Calendar Year greater than [***] and less than or equal to [***], a royalty rate of [***]; and
(v)for that portion of Net Sales of Licensed Products in the Biohaven Territory during a Calendar Year greater than [***], a royalty rate of [***].
4.4.2.Highlightll Territory Fee on Net Sales. In the event of a Highlightll Territory Clinical Event, then Highlightll shall pay to Biohaven a fee on Net Sales with respect to each Licensed Product in the Highlightll Territory on a Licensed Product-by-Licensed Product basis during each Calendar Year at the rate of [***] of Net Sales from the First Commercial Sale until the later of (i) ten (10) years from the First Commercial Sale of such Licensed Product in the Highlightll Territory; or (ii) the expiration of the last to expire Valid Claim of the Highlightll

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Patents in the Highlightll Territory. Highlightll shall make such payments to Biohaven within [***] after the end of each Calendar Quarter. Each payment of fee due to Biohaven shall be accompanied by a statement specifying the number of units of each Licensed Product sold in the Highlightll Territory, the amount of Invoiced Sales per Licensed Product, the Net Sales per Licensed Product and country and a detailed overview of all deductions taken (as permitted under Section 1.45) to arrive at Net Sales attributable to each Licensed Product in the Highlightll Territory during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter. Highlightll’s payments to Biohaven under this Section 4.4.2 shall be paid free and clear of any and all taxes (which, for clarity, shall be the responsibility of Highlightll), except for any withholding taxes required by Applicable Law.
4.4.3.Royalty Term. Biohaven’s obligation to pay the royalties with respect to Net Sales of a Licensed Product in a country shall expire at the later of: (i) ten (10) years from the First Commercial Sale of such Licensed Product in such country; or (ii) the expiration of the last to expire Valid Claim of the Licensed Patents, Highlightll Patents and Joint Patents in such country covering the applicable Licensed Product; or (iii) the expiration of the Regulatory Exclusivity Period in such country (the “Royalty Term”). Upon termination of the Royalty Term with respect to a Licensed Product in a country, the license grants to Biohaven in Section 2.1, as applicable, with respect to such Licensed Product shall become fully paid-up and irrevocable with respect to such country. Biohaven shall have no obligation to pay any royalty with respect to Net Sales of a Licensed Product in a country after the Royalty Term for such Licensed Product in such country has expired.
4.4.4.Reduction.
(i)In the event that Biohaven enters into an agreement with a Third Party (other than a Sublicensee) granting Biohaven a license to Valid Claims of a Third Party’s Patent that cover a Licensed Product, Licensed Compound, or the manufacture or use thereof, which is necessary to Exploit such Licensed Product in the Biohaven Field in the relevant country in the Territory, Biohaven shall be entitled to deduct from royalties payable under Section 4.4.1 in a given Calendar Year with respect to such Licensed Product in such country [***] of royalties paid to such Third Party in such Calendar Year under such agreement, solely to the extent that such royalties are triggered by sales of such Licensed Product that would, absent such agreement, infringe a Third Party Patent that is licensed under such agreement. Notwithstanding the foregoing, such deduction will never exceed [***] of the amount of royalties that would have been payable to Highlightll in the given Calendar Quarter for such Licensed Product in such country if no such royalties to such a Third Party would have been payable.
(ii)On a Licensed Product-by-Licensed Product basis, if in any country in the Biohaven Territory during the Royalty Term for a Licensed Product unit sales of all Generic Licensed Products in such country in a Calendar Quarter as a percentage of the sum of unit sales of such Licensed Product (including all such Generic Licensed Products) in such country ("Generic Penetration") are at least [***], the royalty rates in Section 4.1 shall be reduced by [***] until the end of the Royalty Term for such Licensed Product in such country.

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(iii)On a country-by-country basis, if in any country in the Biohaven Territory a Valid Claim of a Licensed Patent is not in in effect, the royalty rates in Section 4.1 shall be reduced by [***] until the end of the Royalty Term for such Licensed Product in such country.
(iv)The royalty payable with respect to Net Sales of a Licensed Product sold by Biohaven or its Affiliates or Sublicensees in any country of the Biohaven Territory in any Calendar Quarter shall not as a result of adjustments made pursuant to Sections 4.4.2(i), (ii) and (iii) be less than [***] of the royalty payments payable pursuant to Section 4.4.1 prior to such adjustments thereof. Credits not exhausted in any Calendar Quarter may be carried into future Calendar Quarters.
4.5.Royalty Payments and Reports Biohaven shall pay to Highlightll the royalty amounts due with respect to a given Calendar Quarter within [***] after the end of such Calendar Quarter. Each payment of royalties due to Highlightll shall be accompanied by a statement specifying the number of units of each Licensed Product sold in each country, the amount of Invoiced Sales per Licensed Product and country, the Net Sales per Licensed Product and country and a detailed overview of all deductions taken (as permitted under Section 1.45) to arrive at Net Sales attributable to each Licensed Product in each country of the Territory during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars), the applicable royalty rate and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter. Without limiting the generality of the foregoing, Biohaven shall require its Affiliates and Sublicensees to account for their Net Sales and to provide such reports containing at least the same level of detail with respect thereto, as if such sales were made by Biohaven. With each quarterly royalty statement, Biohaven will provide Highlightll with a copy of the relevant portions of all reports received by Biohaven from Affiliates and its and their Sublicensees concerning their Net Sales of Licensed Products.
4.6.Mode of Payment. All payments to Highlightll under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as Highlightll may from time to time designate by notice to Biohaven. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), Biohaven shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s, as applicable, generally accepted standard conversion methodology consistent with GAAP.
4.7.Taxes.
4.7.1.General. The milestones and royalties payable by Biohaven to Highlightll pursuant to this Agreement (each, a “Payment”) shall be paid free and clear of any and all taxes (which, for clarity, shall be the responsibility of Biohaven), except for any withholding taxes required by Applicable Law. Except as provided in this Section 4.7, Highlightll shall be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from Payments and remitted by Biohaven) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Biohaven shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Highlightll is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to Biohaven or the appropriate governmental authority (with the assistance of Biohaven to the extent that this is reasonably required and is requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Biohaven of its obligation to

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withhold such tax and Biohaven shall apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that Biohaven has received evidence of Highlightll’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] prior to the time that the Payments are due. If, in accordance with the foregoing, Biohaven withholds any amount, it shall pay to Highlightll the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to Highlightll proof of such payment within [***] following such payment.
4.7.2.Value Added Tax. Notwithstanding anything contained in Section 4.7.1, this Section 4.7.2 shall apply with respect to value added tax (“VAT”). All Payments are exclusive of VAT. If any VAT is chargeable in respect of any Payments, Biohaven shall pay VAT at the applicable rate in respect of any such Payments following the receipt of a VAT invoice in the appropriate form issued by Highlightll in respect of those Payments, such VAT to be payable on the later of the due date of the payment of the Payments to which such VAT relates and [***] after the receipt by Biohaven of the applicable invoice relating to that VAT payment.
4.8.Interest on Late Payments. Any amount owed by Biohaven to Highlightll under this Agreement that is not paid on or before the date such payment is due as set forth herein shall bear interest at a rate per annum equal to the one month USD-LIBOR as quoted on Bloomberg (or if it no longer exists, a similarly authoritative source) plus two percentage points.
4.9.Financial Records. Biohaven, and, solely in the event of a Highlightll Territory Clinical Event, Highlightll, shall and shall cause its Affiliates and its and their Sublicensees to: (a) keep complete and accurate financial books and records pertaining to the Commercialization of Licensed Products hereunder, including books and records of Invoiced Sales and Net Sales of Licensed Products, in sufficient detail to calculate and verify all amounts payable hereunder; and (b) retain such books and records until the later of (i) [***] after the end of the period to which such books and records pertain, (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof) and (iii) for such period as may be required by Applicable Law.
4.10.Audit. At the request of Highlightll or, solely in the event of a Highlightll Territory Clinical Event, Biohaven, the other Party shall and shall cause its Affiliates and its and their Sublicensees to, permit an independent auditor designated by the auditing Party and reasonably acceptable to the audited Party, or permit the auditing Party at the audited Party’s sole discretion, at reasonable times and upon reasonable notice of at least [***], to audit the books and records maintained pursuant to Section 4.9 to ensure the accuracy of all reports and payments made hereunder. Except as provided below, the cost of this audit shall be borne by the auditing Party, unless the audit reveals, with respect to a certain Calendar Quarter, a variance of more than [***] from the reported amounts for such Calendar Quarter, in which case the audited Party shall bear the cost of the audit. Unless disputed pursuant to Section 4.11 below, if such audit concludes that (i) additional amounts were owed by the audited Party, the audited Party shall pay the additional amounts, with interest from the date originally due as provided in Section 4.8 or (ii) excess payments were made by the audited Party, then the audited Party may credit such excess payments against future royalties, provided that if no future royalties are anticipated, the audited Party may request that the auditing party reimburse such excess payments, in either case ((i) or (ii)), within [***] after the date on which such audit is completed by the auditing Party.
4.11.Audit Dispute. In the event of a dispute with respect to any audit under Section 4.10, the Parties shall work in good faith to resolve the disagreement. If the Parties are unable to reach a

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mutually acceptable resolution of any such dispute within [***], the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Auditor”). The decision of the Auditor shall be final and the costs of such arbitration shall be borne between the Parties in such manner as the Auditor shall determine. Not later than [***] after such decision and in accordance with such decision, the audited Party shall pay the additional amounts, with interest from the date originally due or the audited Party may credit such excess payments against future royalties due, provided that if no future royalties are anticipated, the audited Party may request that the auditing party reimburse such excess payments, as applicable.
Article 5
INTELLECTUAL PROPERTY
5.1.Ownership of Intellectual Property.
5.1.1.Ownership of Technology. Subject to Section 5.1.2, as between the Parties, each Party shall own all right, title and interest in and to any and all Information, Improvements and other inventions that are conceived, discovered, developed or otherwise made by or on behalf of such Party or its Affiliates or its or their (sub)contractors (or Sublicensee(s)), as applicable, under or in connection with this Agreement, whether or not patented or patentable and any and all Patents and other intellectual property rights with respect thereto.
5.1.2.United States Law. The determination of whether Information, Improvements and other inventions are conceived, discovered, developed or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States as such law exists as of the date of such development, conception, discovery or making, irrespective of where such conception, discovery, development or making occurs.
5.1.3.Assignment Obligation. Each Party shall cause all Persons who perform activities for such Party under this Agreement or who conceive, discover, develop or otherwise make any Information, Improvement or other inventions by or on behalf of either Party or its Affiliates or its or their (sub)contractors (or Sublicensees) under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such Person to agree to such assignment obligation despite such Party’s using commercially reasonable efforts to negotiate such assignment obligation, then to grant an exclusive license under) their rights in any Information, Improvement and inventions resulting therefrom to such Party, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions that have standard policies against such an assignment (in which case, a suitable license or right to obtain such a license, shall be obtained).
5.2.Maintenance and Prosecution of Patents.
5.2.1.In General. As between the Parties, (i) Biohaven shall through counsel of its choice, prepare, file, prosecute and maintain, at Biohaven’s expense, the Licensed Patents and Joint Patents, including any related interference, inter partes review, post-grant review, re-issuance, re-examination and any other opposition proceedings with respect thereto, in the Biohaven Territory and Highlightll Territory that are solely directed to the Licensed Compounds

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and Licensed Products, and (ii) Highlightll shall through counsel of its choice, prepare, file, prosecute and maintain, at Highlightll’s expense, the Licensed Patents and Joint Patents, including any related interference, inter partes review, post-grant review, re-issuance, re-examination and any other opposition proceedings with respect thereto, in the Biohaven Territory and Highlightll Territory that are solely directed to the Peripheral TYK2/JAK1 Compounds. For purposes of this Section 5.2, the Party prosecuting, maintaining or undertaking other related activities pursuant to the foregoing sentence with respect to a Patent shall be the “Prosecuting Party.” The Prosecuting Party shall inform the other Party of all substantive steps with regard to the preparation, filing, prosecution and maintenance of the Licensed Patents and Joint Patents (as the case may be), in the Biohaven Territory and Highlightll Territory, including by providing the non-Prosecuting Party with a copy of substantive communications to and from any patent authority in the Biohaven Territory and Highlightll Territory regarding such Patents and by providing the non-Prosecuting Party drafts of any filings substantive or responses to be made to such patent authorities in the Biohaven Territory and Highlightll Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for the non-Prosecuting Party to review and comment thereon. The Prosecuting Party shall consider in good faith the requests and suggestions of the non-Prosecuting Party with respect to such drafts and with respect to strategies for filing and prosecuting such Patents in the Biohaven Territory and Highlightll Territory and furthermore shall incorporate such requests and suggestions subject to the Prosecuting Party’s consent, such consent not to be unreasonably withheld, delayed or conditioned. If a Party decides not to prepare, file, prosecute or maintain a Licensed Patent or a Joint Patent in a country in the Biohaven Territory or Highlightll Territory, such Party shall provide reasonable prior written notice (at the latest [***] prior to the lapse of any Patent right) to the other Party of such intention and the other Party shall thereupon have the right, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution and maintenance of such Licensed Patent or Joint Patent in such country at its sole cost and expense, whereupon such Party shall be deemed the Prosecuting Party with respect to such Patent. Notwithstanding the foregoing, any costs, expenses or taxes related to preparing, filing, prosecuting, maintaining or undertaking of other related activities with respect to Patents incurred on or after the Effective Date will be borne by the Prosecuting Party during the Term. The Parties shall, through mutually agreeable counsel, prepare, file, prosecute and maintain, at Biohaven’s expense, the Licensed Patents and Joint Patents, including any related interference, inter partes review, post-grant review, re-issuance, re-examination and any other opposition proceedings with respect thereto, in the Biohaven Territory and Highlightll Territory that are not solely directed to the Licensed Compounds and Licensed Products and are not solely directed to the Peripheral TYK2/JAK1 Compounds.
5.2.2.Cooperation. The non-Prosecuting Party shall, and shall cause its Affiliates to, assist and cooperate with the Prosecuting Party, as the Prosecuting Party may reasonably request from time to time, in the preparation, filing, prosecution and maintenance of the Licensed Patents and Joint Patents (as the case may be) in the Territory under this Agreement, including that the non-Prosecuting Party shall, and shall ensure that its Affiliates, (i) offer its comments, if any, promptly, (ii) provide access to relevant documents and other evidence and make its employees available at reasonable business hours; provided, however, that neither Party shall be required to provide legally privileged information with respect to such intellectual property unless and until procedures reasonably acceptable to such Party are in place to protect such privilege; and provided, further, that the Prosecuting Party shall reimburse the non-Prosecuting Party for its reasonable and verifiable costs and expenses incurred in connection therewith.

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5.2.3.Patent Term Extension and Supplementary Protection Certificate. Biohaven will have the sole responsibility to obtain patent term extensions (including any Regulatory Exclusivity Periods as may be available) in the Biohaven Territory including in the United States with respect to extensions pursuant to 35 U.S.C. §156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates, and in all jurisdictions with respect to any other extensions that are now or become available in the future, wherever applicable, for the Licensed Patents and Joint Patents (as the case may be) and with respect to the Licensed Compounds and the Licensed Products, in each case including whether or not to do so. Highlightll will have the sole responsibility to obtain patent term extensions (including any Regulatory Exclusivity Periods as may be available) in the Highlightll Territory that are now or become available in the future, wherever applicable, for the Licensed Patents and Joint Patents (as the case may be) and with respect to the Licensed Compounds and the Licensed Products, in each case including whether or not to do so unless Biohaven has exercised its China ROFN. Notwithstanding the foregoing, neither Party will submit a Licensed Patent or Joint Patent that contains a Valid Claim that covers both Licensed Compounds and other compounds for applicable patent term extensions in its Territory without the prior consent of the other Party, which consent will not be unreasonably withheld.
5.2.4.Common Ownership. Notwithstanding anything to the contrary in this Article 5, neither Party shall have the right to make an election under 35 U.S.C. 102(c) when exercising its rights under this Article 5 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings or other activities in support thereof.
5.2.5.Patent Listings. Biohaven shall have the sole right and responsibility to make all filings with Regulatory Authorities in the Biohaven Territory with respect to the Licensed Patents and Joint Patents (as the case may be), including as required or allowed (i) in the United States, in the FDA’s Orange Book or the FDA’s Purple Book, as the case may be and (ii) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. Highlightll shall have the sole right and responsibility to make all filings with Regulatory Authorities in the Highlightll Territory with respect to the Licensed Patents and Joint Patents (as the case may be) unless Biohaven has exercised its China ROFN.
5.3.Enforcement of Patents.
5.3.1.Notice. Each Party shall promptly notify the other Party in writing of (i) any alleged or threatened infringement of the Licensed Patents in any jurisdiction in the Biohaven Territory and Highlightll Territory or (ii) any certification filed under the Hatch-Waxman Act claiming that any Licensed Patents are invalid or unenforceable or claiming that any Licensed Patents would not be infringed by the making, use, offer for sale, sale or import of a product for which an application under the Hatch-Waxman Act is filed or any equivalent or similar certification or notice in any other jurisdiction , in each case ((i) and (ii)) of which such Party becomes aware (an “Infringement”).
5.3.2.Enforcement of Patents.
(i)As between the Parties, Biohaven shall have the first right, but not the obligation, to prosecute any Infringement with respect to the Licensed Patents and Joint Patents in the Biohaven Territory, including as a defense or

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counterclaim in connection with any Third Party Infringement Claim, at Biohaven’s sole cost and expense, using counsel of Biohaven’s choice provided that, if Highlightll reasonably believes that any proposed action to prosecute any Infringement with respect to the Licensed Patents and Joint Patents in the Biohaven Territory may materially adversely affect the scope or validity of the Licensed Patents or Joint Patents in the Highlightll Territory, the Parties will confer in good faith prior to Biohaven taking such action. If Biohaven declines to prosecute any Infringement with respect to the Licensed Patents or Joint Patents in the Biohaven Territory, then Highlightll reserves the right to prosecute the Infringement and Highlightll may (but will have no obligation to) prosecute such infringement at its own cost and expense.
(ii)As between the Parties, Highlightll shall have the first right, but not the obligation, to prosecute any Infringement with respect to the Licensed Patents and Joint Patents in the Highlightll Territory, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at Highlightll’s sole cost and expense, using counsel of Highlightll’s choice; provided that, if Biohaven reasonably believes that any proposed action to prosecute any Infringement with respect to the Licensed Patents and and Joint Patents in the Highlightll Territory may materially adversely affect the scope or validity of the Licensed Patents or Joint Patents in the Biohaven Territory, the Parties will confer in good faith prior to Highlightll taking such action taking into account the economic value of the Licensed Patents and Joint Patents in the Biohaven Territory relative to the Highlightll Territory. If Highlightll declines to prosecute any Infringement with respect to the Licensed Patents or Joint Patents in the Highlightll Territory, then Biohaven reserves the right to prosecute the Infringement and Biohaven may (but will have no obligation to) prosecute such infringement at its own cost and expense.
(iii)For purposes of Section 5.3, the Party prosecuting any Infringement pursuant to the foregoing sentences with respect to a Patent shall be the “Enforcing Party.” In the event Highlightll prosecutes any such Infringement in the Biohaven Territory or Highlightll Territory, Biohaven shall have the right to join as a party to such claim, suit or proceeding and participate with its own counsel at its sole cost and expense; provided that Highlightll shall retain control of the prosecution of such claim, suit or proceeding, including the response to any defense or defense of any counterclaim raised in connection therewith. In the event Biohaven prosecutes any such Infringement in the Biohaven Territory or Highlightll Territory, Highlightll shall have the right to join as a party to such claim, suit or proceeding and participate with its own counsel at its sole cost and expense; provided that Biohaven shall retain control of the prosecution of such claim, suit or proceeding, including the response to any defense or defense of any counterclaim raised in connection therewith.
(iv)Notwithstanding the foregoing, neither Party will enforce a Licensed Patent or Joint Patent that contains a Valid Claim that covers both Licensed Compounds and other compounds for alleged or threatened infringement in its Territory without the prior consent of the other Party, which consent will not be unreasonably withheld.
5.3.3.Cooperation. The Parties agree to cooperate fully in any Infringement action pursuant to this Section 5.3, including by making the inventors, applicable records and

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documents (including laboratory notebooks) with respect to the relevant Patents available to the Enforcing Party on the Enforcing Party’s request. With respect to an action controlled by the applicable Enforcing Party, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the Enforcing Party, as the Enforcing Party may reasonably request from time to time, in connection with its activities set forth in this Section, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that, the Enforcing Party shall reimburse such other Party for its reasonable and verifiable costs and expenses incurred in connection therewith and that the other Party may request a reasonable indemnity against Third Party claims against the other Party resulting from such assistance or cooperation. Unless otherwise set forth herein, the Enforcing Party shall have the right to settle such claim; provided that neither Party shall have the right to settle any Infringement litigation under this Section 5.3 in a manner that has a material adverse effect on the rights or interest of the other Party or in a manner that imposes any costs or liability on or involves any admission by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably withheld, conditioned or delayed). In connection with any activities with respect to an Infringement action prosecuted by the applicable Enforcing Party pursuant to this Section 5.3 involving Patents Controlled by or licensed under Article 2 to the other Party, the Enforcing Party shall (i) consult with the other Party as to the strategy for the prosecution of such claim, suit or proceeding, (ii) consider in good faith any comments from the other Party with respect thereto and (iii) keep the other Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such action.
5.3.4.Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described above in this Section 5.3 (whether by way of settlement or otherwise) shall be first, allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be retained by the Enforcing Party; provided, however, that any award or settlement received by; (i) Biohaven will be treated as Net Sales and be subject to royalties for the Calendar Quarter in which such amounts are received by Biohaven, and (ii) Highlightll will be treated as Net Sales subject to fees under Section 4.4.2 for the Calendar Quarter in which such amounts are received by Highlightll in the event of a Highlightll Territory Clinical Event.
5.4.Infringement Claims by Third Parties. If the Exploitation of a Licensed Product in the Territory pursuant to this Agreement results in, or is reasonably expected to result in, any claim, suit or proceeding by a Third Party alleging infringement by Biohaven or any of its Affiliates or its or their Sublicensees (a “Third Party Infringement Claim”), including any defense or counterclaim in connection with an Infringement action initiated pursuant to Section 5.3, the Party first becoming aware of such alleged infringement shall promptly notify the other Party thereof in writing. As between the Parties, Biohaven shall be responsible for defending any such claim, suit or proceeding at its sole cost and expense, using counsel of Biohaven’s choice. Highlightll may participate in any such claim, suit or proceeding with counsel of its choice at its sole cost and expense; provided that Biohaven shall retain the right to control such claim, suit or proceeding. Highlightll shall, and shall cause its Affiliates to, assist and cooperate with Biohaven, as Biohaven may reasonably request from time to time, in connection with its activities set forth in this Section, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing

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access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that Biohaven shall reimburse Highlightll for its reasonable and verifiable costs and expenses incurred in connection therewith and that Highlightll may request a reasonable indemnity against Third Party claims against Highlightll resulting from such assistance or cooperation. Biohaven shall keep Highlightll reasonably informed of all material developments in connection with any such claim, suit or proceeding. Biohaven agrees to provide Highlightll with copies of all material pleadings filed in such action and to allow Highlightll reasonable opportunity to participate in the defense of the claims. Biohaven shall have the right to settle such Third Party Infringement Claims; provided that Biohaven shall not have the right to settle any Third Party Infringement Claim in a manner that has a material adverse effect on the rights or interest of Highlightll or in a manner that imposes any costs or liability on or involves any admission by Highlightll, without the express written consent of Highlightll (which consent shall not be unreasonably withheld, conditioned or delayed). Any damages, including royalties incurred in connection with any Third Party Infringement Claim defended under this Section 5.4 shall be borne by Biohaven.
5.5.Invalidity or Unenforceability Defenses or Actions. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the Licensed Patents or Joint Patents by a Third Party and of which such Party becomes aware. The Parties shall endeavor to cooperate in the defense of the validity and enforceability of the affected Patents.
5.6.Third Party Patent Rights. If in the reasonable opinion of Biohaven, the Exploitation of the Licensed Compounds or Licensed Product in the Biohaven Territory by Biohaven, any of its Affiliates or any of its or their Sublicensees infringes or is reasonably expected to infringe any Patent of a Third Party in any country in the Biohaven Territory (such right, a “Third Party Patent Right”), then, as between the Parties, Biohaven shall have the right, but not the obligation, to negotiate and obtain a license from such Third Party owning such Third Party Patent Right as necessary or desirable for Biohaven or its Affiliates or its or their Sublicensees to Exploit the Licensed Compounds and Licensed Products in the Biohaven Field in such country; provided that (i) subject to Section 4.4.4 (as applicable), as between the Parties, Biohaven shall bear all expenses incurred in connection therewith, including any royalties, milestones or other payments incurred under any such license. Biohaven will notify Highlightll in advance of entering into any such license for a Third Party Patent Right to provide Highlightll an opportunity to negotiate an agreement with the Third Party for the Highlightll Territory. Upon reasonable request by Highlightll, Biohaven will provide a copy of any such license to Highlightll, which Highlightll will treat as the Confidential Information of Biohaven.
5.7.Joint IP. Subject to the terms and conditions of this Agreement including, but not limited to, the licenses and rights granted in this Agreement, the Parties’ obligations with respect to Competitive Compounds, and the Parties’ maintenance, prosecution, and enforcement rights with respect to Joint IP, either Party may use or license any Joint IP within their respective Territory without the consent of and without accounting to the other Party provided such use and/or license is not inconsistent with any of the terms of this Agreement.

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Article 6
CONFIDENTIALITY AND NON-DISCLOSURE
6.1.Confidentiality Obligations. At all times during the term of this Agreement and for a period of [***] following termination or expiration hereof in its entirety, each Party shall and shall cause its Affiliates and its and their Sublicensees as well as all officers, directors, employees and agents of the foregoing entities to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement. “Confidential Information” means any technical, business or other information provided by or on behalf of one Party to the other Party, including information relating to the terms of this Agreement (subject to Section 6.2 and Section 6.4), information relating to the Licensed Compound(s), Peripheral TYK2/JAK1 Compound(s), or any Licensed Product(s) (including the Regulatory Documentation), any Development or Commercialization of the Licensed Compound(s), Peripheral TYK2/JAK1 Compound(s), or any Licensed Product(s), any know-how with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including Biohaven Know-How and Highlightll Know-How, as applicable) or the scientific, regulatory or business affairs or other activities of either Party. Notwithstanding the foregoing, the terms of this Agreement shall be deemed to be the Confidential Information of both Parties and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto. Notwithstanding the foregoing, the confidentiality and non-use obligations under this Section 6.1 with respect to any Confidential Information shall not include any information that:
6.1.1.is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no breach of this Agreement by the receiving Party;
6.1.2.can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;
6.1.3.is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information;
6.1.4.has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party in breach of this Agreement; or
6.1.5.can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information.
Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

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6.2.Permitted Disclosures. Each Party may disclose the other Party’s Confidential Information to the extent that such disclosure is:
6.2.1.made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by law, including by reason of filing with securities regulators; provided, however, that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;
6.2.2.made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;
6.2.3.made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available and the disclosing Party (the Party that owns the Confidential Information and provided said Confidential Information to the receiving Party) must be provided at least a [***] prior notice by the receiving Party of receiving Party’s intention to disclose the disclosing Party’s Confidential Information and the disclosing Party reserves the right to object to any disclosure of disclosing Party’s Confidential Information by the receiving Party;
6.2.4.made by or on behalf of the receiving Party in prosecuting or defending litigation in relation to the Licensed IP or Joint Patents or this Agreement, including responding to a subpoena in a Third Party litigation; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available; or
6.2.5.made by or on behalf of the receiving Party to potential or actual investors, acquirers or collaborators as may be necessary in connection with their evaluation of such potential or actual investment or acquisition; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 6 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [***] from the date of disclosure, unless otherwise agreed by Biohaven and Highlightll); provided, further, that if either Party seeks to disclose the terms of this Agreement to potential investors or acquirers, the Party seeking to disclose this Agreement must obtain the other Party’s prior written consent before disclosing this Agreement (such consent not to be unreasonably withheld, delayed or conditioned).

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6.3.Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo or Trademark of the other Party or any of its Affiliates or any of its or their (sub)licensees (including Sublicensees) or licensors (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 6.3 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted).
6.4.Public Announcements. The Parties have agreed that neither Party shall issue any public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure provided that Applicable Law does not require an earlier disclosure) so as to provide a reasonable opportunity to comment thereon. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party or by the other Party, in accordance with this Section 6.4; provided that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.
6.5.Publications. The Parties recognize the desirability of publishing and publicly disclosing the results of, and information regarding, activities under this Agreement. Accordingly, each Party shall be free to publicly disclose the results of, and information regarding, activities under this Agreement, subject to prior review by the other Party of any disclosure of the other Party’s Confidential Information for issues of patentability and protection of such Confidential Information, in a manner consistent with Applicable Law and industry practices, as provided in this Section 6.5. Accordingly, prior to publishing or disclosing any results of, or information regarding, activities under this Agreement, the publishing Party shall provide the non-publishing Party with drafts of proposed abstracts, manuscripts or summaries of presentations that cover such results or information. The non-publishing Party shall respond promptly through its designated representative and in any event no later than [***] after receipt of such proposed publication or presentation or such shorter period as may be required by the publication or presentation. The disclosing Party agrees to allow a reasonable period (not to exceed [***]) to permit filings for patent protection and to otherwise address issues of Confidential Information or related competitive harm to the reasonable satisfaction of the non-publishing Party.
6.6.Return of Confidential Information. Upon the effective date of the expiration or termination of this Agreement for any reason, either Party may request in writing and the non-requesting Party shall either, with respect to the requesting Party’s Confidential Information to which such non-requesting Party does not retain rights under the surviving provisions of this Agreement, at the requesting Party’s election, (i) promptly destroy all copies of such Confidential Information in the possession or control of the non-requesting Party and confirm such destruction in writing to the requesting Party or (ii) promptly deliver to the requesting Party, at the requesting Party’s sole cost and expense, all copies of such Confidential Information in the possession or control of the non-requesting Party. Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain such

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Confidential Information (x) to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder and, in any event, a single copy of such Confidential Information for archival purposes and (y) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 6.1.
6.7.Privileged Communications. In furtherance of this Agreement, it is expected that the Parties may, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications. Such disclosures are made with the understanding that they shall remain confidential in accordance with this Article 6, that they will not be deemed to waive any applicable attorney-client or attorney work product or other privilege and that they are made in connection with the shared community of legal interests existing between Highlightll and Biohaven, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties and maintaining the validity of the Licensed Patents or Joint Patents.

Article 7
REPRESENTATIONS AND WARRANTIES
7.1.Mutual Representations and Warranties. Highlightll and Biohaven each represents and warrants to the other, as of the Effective Date, and covenants, that:
7.1.1.It is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;
7.1.2.The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized and do not violate: (i) such Party’s charter documents, bylaws or other organizational documents; (ii) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (iii) any requirement of any Applicable Law; or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party;
7.1.3.This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);
7.1.4.It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder; and

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7.1.5.It will comply with all Applicable Laws in the Territory in connection with the performance of its duties hereunder;
7.1.6.All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such Party in connection with this Agreement have been or will be obtained.
7.1.7.Neither it nor any of its Affiliates has been debarred or is subject to debarment and neither it nor any of its Affiliates will use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA or who is the subject of a conviction described in such section. It will inform the other Party in writing promptly if it or any such Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its or its Affiliates’ Knowledge, is threatened, relating to the debarment or conviction of it or any such Person performing services hereunder.
7.2.Additional Representations and Warranties of Highlightll. Highlightll further represents and warrants to Biohaven, as of the Effective Date, that: (i) Highlightll Controls the Licensed Patents and has the right to grant the sublicensable licenses specified herein; (ii) Highlightll has not received any written communication, claim or demand alleging that (a) the Licensed Patents are invalid or unenforceable or (b) the development of the Licensed Compounds as conducted by Highlightll prior to the Effective Date, infringes any Patent owned by any Third Party or otherwise misappropriates any intellectual property right of any Third Party; and (iii) to Highlightll’s Knowledge, no Person is infringing or threatening to infringe the Licensed Patents. Highlightll further represents and warrants to Biohaven, as of the Effective Date, that: (a) no Third Party has challenged in writing the ownership, scope, duration, priority or right to use any of the Licensed Patents, (b) all fees required to be paid by Highlightll in any jurisdiction in order to maintain the Licensed Patents have been timely paid, (c) Highlightll has not previously assigned, transferred, conveyed, or granted any license or other rights to its right, title and interest in the Licensed Patents or the Highlightll Know How, in any way that would materially conflict with or materially limit the scope of any of the rights or licenses granted to Biohaven hereunder, and (d) Highlightll’s right, title and interest to all the Licensed Patents are free of any lien or security interest.
7.3.Additional Representations and Warranties of Biohaven. Biohaven further represents and warrants to Highlightll, as of the Effective Date, that Biohaven: (i) has conducted its own investigation and analysis of the Licensed Patents as such rights relate to the Exploitation of the Licensed Compounds and Licensed Products as contemplated hereunder; (ii) understands the complexity and uncertainties associated with possible claims of infringement of Patent or other proprietary rights of Third Parties, particularly those relating to pharmaceutical products; and (iii) acknowledges and agrees that it is solely responsible for the risks of such claims, except as otherwise provided in this Agreement.
7.4.DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR

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USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.
7.5.ADDITIONAL WAIVER. BIOHAVEN AGREES THAT: (i) THE LICENSED PATENTS ARE LICENSED “AS IS,” “WITH ALL FAULTS,” AND “WITH ALL DEFECTS,” AND BIOHAVEN EXPRESSLY WAIVES ALL RIGHTS TO MAKE ANY CLAIM WHATSOEVER AGAINST HIGHLIGHTLL AND ITS AFFILIATES FOR MISREPRESENTATION OR FOR BREACH OF PROMISE, GUARANTEE OR WARRANTY OF ANY KIND RELATING TO THE LICENSED PATENTS; AND (ii) BIOHAVEN AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 7.2, HIGHLIGHTLL AND ITS AFFILIATES WILL HAVE NO LIABILITY TO BIOHAVEN FOR ANY ACT OR OMISSION IN THE PREPARATION, FILING, PROSECUTION, MAINTENANCE, ENFORCEMENT, DEFENSE OR OTHER HANDLING OF THE LICENSED PATENTS.
7.6.RESTRICTIVE COVENANT. Highlightll, on behalf of itself, it Affiliates and sublicensees will not Develop, Commercialize or Exploit any Licensed Compounds or Licensed Products for any non-human use, for example use in animals, without the prior written consent of Biohaven, which consent will not be unreasonably withheld.
Article 8
INDEMNITY
8.1.Indemnification of Highlightll. Biohaven shall indemnify, defend and hold harmless Highlightll, its Affiliates and their respective trustees, officers, medical and professional staff, employees and agents and their respective successors, heirs and assigns (the “Highlightll Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments: arising out of any theory of product liability (including, but not limited to, actions in the form of contract, tort, warranty, or strict liability) concerning any Licensed Compound or Licensed Product made, used or sold by Biohaven, its Affiliates or Sublicensees or any right or license granted by Biohaven under this Agreement. Biohaven’s indemnification under this Section 8.1 shall not apply to liability, damage, loss or expense to the extent that it is directly attributable to the grossly negligent activities, reckless misconduct or intentional misconduct of the Highlightll Indemnitees. Biohaven agrees, at its own expense, to provide attorneys reasonably acceptable to Highlightll to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought. This Section 8.1 shall survive expiration or termination of this Agreement.
8.2.Indemnification of Biohaven. Highlightll shall indemnify, defend and hold harmless Biohaven, its Affiliates and their respective directors, officers, employees and agents and their respective successors, heirs and assigns (the “Biohaven Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments: arising out of any theory of product liability (including, but not limited to, actions in the form of contract, tort, warranty, or strict liability) concerning any Licensed Compound or Licensed Product made, used or sold by Highlightll, its Affiliates or Sublicensees, or any right or license granted by Highlightll under this. Highlightll’s indemnification under this Section 8.2 shall not apply to liability, damage, loss or expense to the extent that it is directly attributable to the grossly negligent activities, reckless misconduct or intentional misconduct of the Biohaven Indemnitees. Highlightll agrees, at its own expense, to provide attorneys reasonably acceptable to Biohaven to defend against any actions

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brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought. This Section 8.2 shall survive expiration or termination of this Agreement.
8.3.Indemnification Procedures.
8.3.1.Notice of Claim. All indemnification claims in respect of a Party, its Affiliates or its or their (sub)licensees/licensors or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such indemnified Party intends to base a request for indemnification under this Article 8, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.
8.3.2.Control of Defense. The indemnifying Party shall have the right to assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] after the indemnifying Party’s receipt of an Indemnification Claim Notice; provided that the indemnifying Party expressly agrees to defend the claim against the Indemnified Party with respect to such Third Party Claim. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume and diligently continue the defense of a Third Party Claim, except as provided in Section 8.3.3, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all reasonable and verifiable costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the indemnifying Party in accordance with this Article 8 in its defense of the Third Party Claim.
8.3.3.Right to Participate in Defense. Any Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s sole cost and expense unless (i) the employment thereof has been specifically authorized in writing by

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the indemnifying Party in writing (in which case, the defense shall be controlled as provided in Section 8.3.2), (ii) the indemnifying Party has failed to assume (or diligently continue) the defense and employ counsel in accordance with Section 8.3.2 (in which case the Indemnified Party shall control the defense) or (iii) the interests of the indemnitee and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles (in which case, the Indemnified Party shall control its defense).
8.3.4.Settlement. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 8.3.2, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim; provided that the Indemnified Party shall not settle any Third Party Claim without the prior written consent of the indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).
8.3.5.Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and the indemnifying Party shall reimburse the Indemnified Party for all its, its Affiliates’ and its and their (sub)licensees’/licensors’ or their respective directors’, officers’, employees’ and agents’, as applicable, reasonable costs and verifiable out-of-pocket expenses in connection therewith.
8.3.6.Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party and its Affiliates and its and their (sub)licensees/licensors and their respective directors, officers, employees and agents, as applicable, in connection with any claim shall be reimbursed on a Calendar Quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.
8.4.Special, Indirect and Other Losses. EXCEPT (i) IN THE EVENT OF THE WILLFUL MISCONDUCT OR FRAUD OF A PARTY OR(ii) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 8, NEITHER PARTY NOR ANY OF ITS AFFILIATES OR (SUB)LICENSEES OR LICENSORS SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY.

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8.5.Insurance. Biohaven shall, at its own cost and expense procure and maintain Commercial General Liability (CGL) insurance or other coverage in amounts not less than $[***] per incident or occurrence and $[***] annual aggregate.

Article 9
TERM AND TERMINATION
9.1.Term and Expiration. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect on a country-by-country basis and Licensed Product-by-Licensed Product basis until the date of expiration of the Royalty Term for the given Licensed Product in the applicable country (such period, the “Term”).
9.2.Termination.
9.2.1.Material Breach. In the event that either Party (the “Breaching Party”) shall be in material breach in the performance of any of its obligations under this Agreement, in addition to any other right and remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement by providing [***] (the “Notice Period”) prior written notice (the “Termination Notice”) to the Breaching Party and specifying the breach and its claim of right to terminate; provided that the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Notice Period (or, if such default cannot be cured within the Notice Period, if the Breaching Party commences actions to cure such breach within the Notice Period and thereafter diligently continues such actions). At Biohaven’s option, instead of termination for an uncured material breach by Highlightll, Biohaven may reduce the payments otherwise due to Highlightll under this Agreement by: (i) an amount that is mutually agreed by the Parties; or (ii) the damages that have been finally awarded to Biohaven in a non-appealable court decision against Highlightll. The Parties agree that a breach by; (i) Biohaven of its obligations pursuant to Section 3.1.1(iv) or 3.3.1 shall constitute a material breach of this Agreement by Biohaven; and (ii) Highlightll of its obligations pursuant to Section 3.1.1(ii) or 3.3.1 shall constitute a material breach of this Agreement by Highlightll.
9.2.2.Termination by Highlightll.
In the event that Biohaven or any of its Affiliates or Sublicensees or Distributors, anywhere in the Biohaven Territory, institutes, prosecutes or otherwise participates in (or in any way aids any Third Party in instituting, prosecuting or participating in), at law or in equity or before any administrative or regulatory body, including the U.S. Patent and Trademark Office or its foreign counterparts, any claim, demand, action or cause of action for declaratory relief, damages or any other remedy or for an enjoinment, injunction or any other equitable remedy, including any interference, re-examination, inter partes review, post-grant review, opposition or any similar proceeding, alleging that any claim in a Licensed Patent is invalid, unenforceable or otherwise not patentable or would not be infringed by Biohaven’s, its Affiliates’ or its or their Sublicensees or Distributors activities absent the rights and licenses granted hereunder, Highlightll shall have the right to immediately terminate this Agreement in its entirety, including the rights granted by Biohaven to any of its Affiliates and its and their Sublicensees, upon written notice to Biohaven.

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9.2.3.Termination by Biohaven.
Biohaven shall have the right to terminate this Agreement in its entirety or on a country-by-country basis, without cause, as follows:
(i) upon [***] prior written notice in the case where approval of a Marketing Approval Application has not yet been obtained for a Licensed Product;
(ii) upon [***] prior written notice in the case where approval of a Marketing Approval Application has been obtained for a Licensed Product; however Licensed Product must no longer be sold by Biohaven and/or its Sublicensees and/or its Affiliates in the terminated country;
such termination to be effective at the end of such notice period.
9.2.4.Termination for Insolvency. In the event that either Party (i) files for protection under bankruptcy or insolvency laws, (ii) makes an assignment for the benefit of creditors, (iii) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such filing, (iv) proposes a written agreement of composition or extension of its debts, (v) proposes or is a party to any dissolution or liquidation, (vi) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [***] of the filing thereof or (vii) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.
9.3.Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Biohaven or Highlightll are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.
9.4.Remedies. Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one (1) or more country(ies)) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

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9.5.Effects of Expiration and Termination.
9.5.1.Upon early termination (but not expiration) of this Agreement by Biohaven under Section 9.2.3 either in a country or in its entirety, the following effects of termination shall apply and shall be effective as of the effective date of such termination in such country or worldwide, respectively:
(i)The rights and licenses in such country or worldwide as applicable granted to Biohaven under Sections 2.1.1, 2.1.2, and 2.3, shall terminate and any sublicenses granted under those licenses shall also terminate, except as otherwise agreed by the Parties with respect to Sublicensees on a case-by-case basis; and
(ii)Upon Highlightll’s request, Biohaven shall: (a) grant Highlightll a non-exclusive license, with the right to grant sublicenses through multiple tiers, under the Biohaven IP to Exploit Licensed Compounds and Licensed Products in the Field in such country or worldwide as applicable under commercially reasonable terms and conditions including, without limitation, a royalty; (b) transfer to Highlightll, at Highlightll 's reasonable costs and expense, (1) all Regulatory Materials in such country or worldwide as applicable; (2) all Regulatory Approvals in effect as of the date of such termination in such country or worldwide as applicable; (3) any and all material information pertaining to the Development and Commercialization of Licensed Compounds and Licensed Products reasonably necessary to Develop and Commercialize Licensed Compounds and Licensed Products in such country or worldwide as applicable , including any and all material submissions, documents or correspondence to a Regulatory Authority for Licensed Compounds and Licensed Products and clinical trial data pertaining to the Biohaven Territory;; and (c) take such other reasonable actions and execute such other instruments, assignments and documents as may be necessary to effect and evidence such transfers at Highlightll’s expense.
9.5.2.Upon early termination (but not expiration) of this Agreement by Biohaven under Section 9.2.1 or 9.2.4, the following effects of termination shall apply and shall be effective as of the effective date of such termination:
(i)The rights and licenses granted to Biohaven under Sections 2.1.1, 2.1.2 and 2.3 shall terminate and any sublicenses granted under those licenses shall also terminate, except as otherwise agreed by the Parties with respect to Sublicensees on a case-by-case basis;
(ii)The rights and licenses granted to Highlightll under Section 2.2 shall terminate;
(iii)Highlightll shall have no license under the Biohaven IP and no right to use Biohaven’s Regulatory Materials and Regulatory Approvals, material submissions, documents and correspondence submitted to a Regulatory Authority for Licensed Compounds and Licensed Products or clinical trial data pertaining to the Biohaven Territory for any purpose; and
(iv)Nothing in this Section 9.5.2 shall be deemed to limit any remedy to which Biohaven may be entitled under Applicable Law.

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9.5.3.Upon early termination (but not expiration) of this Agreement by Highlightll under Sections 9.2.1, 9.2.2 or 9.2.4 the following effects of termination shall apply and shall be effective as of the effective date of such termination:
(i)The rights and licenses granted to Biohaven under Sections 2.1.1, 2.1.2 and 2.3 shall terminate and any sublicenses granted under those licenses shall also terminate, except as otherwise agreed by the Parties with respect to Sublicensees on a case-by-case basis;
(ii)Upon Highlightll’s request, Biohaven shall: (a) grant Highlightll a non-exclusive license, with the right to grant sublicenses through multiple tiers, under the Biohaven IP to Exploit Licensed Compounds and Licensed Products in the Field in the Biohaven Territory under commercially reasonable terms and conditions, including, without limitation, that the license shall be royalty-free; (b) transfer to Highlightll, at Highlightll 's reasonable costs and expense, (1) all Regulatory Materials; (2) all Regulatory Approvals in the Biohaven Territory in effect as of the date of such termination; (3) any and all material information pertaining to the Development and Commercialization of Licensed Compounds and Licensed Products in the Biohaven Territory, including any and all material submissions, documents or correspondence to a Regulatory Authority for Licensed Compounds and Licensed Products and clinical trial data pertaining to the Biohaven Territory; and (c) take such other reasonable actions and execute such other instruments, assignments and documents as may be necessary to effect and evidence such transfer at Highlightll’s expense; and
(iii)Nothing in this Section 9.5.3 shall be deemed to limit any remedy to which Highlightll may be entitled under Applicable Law.
9.6.Additional Effects of Termination. Without limiting Section 9.5, upon termination of this Agreement by either Party, the following additional effects of termination shall apply and shall be effective as of the effective date of such termination:
9.6.1.If a Licensed Compound or Licensed Product has been Commercialized at the time of termination, then Biohaven shall have the right to sell its inventory of such Licensed Product or Licensed Compound for a period of [***] following the effective date of termination (including the right to complete the manufacturing of any works-in-process at the of termination) subject to payment of royalties pursuant to Section 4.4. Upon the expiration of such [***] period, Highlightll shall have the right to purchase from Biohaven any or all of the inventory of Licensed Compound or Licensed Products held by Biohaven or its Affiliates as of the effective date of termination, at a reasonable price determined by Biohaven.
9.6.2.Upon Highlightll's request, for terminations other than by Biohaven under Section 9.2.1 or 9.2.4, the Parties shall jointly prepare in good faith a transition plan pursuant to which Biohaven shall disclose to Highlightll all Biohaven IP, to the extent not already known to Highlightll, necessary to practice the license granted in Section 9.5.1 and 9.5.3.
9.7.Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement (either in its entirety or with respect to one (1) or more country(ies)) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or

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expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, Sections 1, 3.1.3, 3.3.3, 4.4-4.8 (to the extent any royalties due were not reported and paid prior to termination or expiration), 4.9,4.10-4.11 (to the extent any period has not been previously audited prior to termination or expiration), 5.1, 5.2 (solely with respect to Joint Patents), 5.3 (solely with respect to Joint Patents), 5.5 (solely with respect to Joint Patents), 5.7 (solely with respect to Joint Patents), 6, , 8, 9.4, 9.5, 9.6, 9.7, 10.5, and 10.6, of this Agreement shall survive the termination or expiration of this Agreement for any reason.
Article 10
MISCELLANEOUS
10.1.Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, pandemics, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, national strikes, lockouts or other labour disturbances (not involving the workforce of the non-performing Party), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of the Applicable Laws or any term or condition of this Agreement). The non-performing Party shall notify the other Party of such force majeure within [***] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.
10.2.Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.
10.3.Assignment. Neither Party may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except that either Party shall have the right, without such consent, (i) to perform any or all of its obligations (other than its payment obligations) and exercise any or all of its rights under this Agreement through any of its Affiliates, (ii) assign any or all of its rights hereunder (other than its payment obligations) to any of its Affiliates, and (iii) assign this Agreement to a successor in interest of all or substantially all of the business or assets to which this Agreement relates; provided that the assigning Party shall provide written notice to the other Party within [***] after such delegation or assignment. Any permitted successor of a Party or any permitted assignee of all of a Party’s rights under this Agreement that has also assumed all of such Party’s obligations hereunder in writing shall, upon any such succession or assignment and assumption, be deemed to be a party to this Agreement as though named herein in substitution for the assigning Party, whereupon the assigning Party shall cease to be a

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party to this Agreement and shall cease to have any rights or obligations under this Agreement. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party; provided that such Party, if it survives, shall remain jointly and severally liable for the performance of such delegated obligations under this Agreement. Any attempted assignment or delegation in violation of this Section 10.3 shall be void and of no effect.
10.4.Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect.
10.5.Dispute Resolution.
10.5.1.If a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith, including, without limitation, the breach, termination, or enforceability thereof, or any non-contractual issues relating to this Agreement (“Dispute”), then either Party shall have the right to refer such Dispute to the Senior Officers for attempted resolution by good faith negotiations during a period of [***]. No formal proceedings for the judicial resolution of such Dispute, except for the seeking of temporary restraining orders or injunctions, may begin until this dispute resolution procedure has been elevated to Senior Officers, and either of such officers of Highlightll or Biohaven in good faith conclude, after a good faith attempt to resolve the Dispute, that amicable resolution through continued negotiation of the matter at issue does not appear likely.
10.5.2.Except as provided in Sections 10.5.1 and 10.5.4, if any dispute between the Parties relating to or arising out this Agreement cannot be resolved in accordance with Section 10.5.1, each Party shall be free to pursue any or all available remedies at law or in equity.
10.5.3.Each Party shall bear its own counsel fees, costs, and disbursements arising out of the dispute resolution procedures described in this Section 10.5. All proceedings and decisions, as applicable, under Section 10.5.1, shall be deemed Confidential Information of both Parties under Article 6.
10.5.4.Each Party acknowledges and agrees that any breach or threatened breach of any provision of this Agreement may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of this Agreement, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief during the pendency of the Dispute resolution.

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10.5.5.Arbitration. Any Dispute arising out of or in connection with this Agreement that is not resolved pursuant to the terms of Section 10.5.1, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, the rules of which are deemed to be incorporated by reference in this clause. The seat of the arbitration shall be Singapore. The Tribunal shall consist of three (3) arbitrator(s). The language of the arbitration shall be English.
10.6.Governing Law. This Agreement or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be governed by, construed interpreted and applied in accordance with the Laws of the State of Delaware, U.S.A., excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which such patent shall have been granted.The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.
10.7.Notices.
10.7.1.Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission or email (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 10.7.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 10.7.1. Such Notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile or email (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. This Section 10.7.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.
10.7.2.Addresses for Notice
If to Biohaven, to:
Biohaven Therapeutics Ltd.
215 Church Street
New Haven, CT 06510
Attention: Legal Department
Email: vlad.coric@biohavenpharma.com
and: warren.volles@biohavenpharma.com

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If to Highlightll, to:
Hangzhou Highlightll Pharmaceutical Co. Ltd.
RM 301/302, BLDG 4, Hexiang Sci &Tech Center,
Qiantang District, Hangzhou 310018, China
Attention: Legal Department
Email: yueping.tong@highlightllpharma.com

10.8.Entire Agreement; Amendments. This Agreement, together with the Schedules attached hereto, set forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release or discharge shall be binding on the Parties unless in writing and duly executed by authorized representatives of both Parties. In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.
10.9.Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.
10.10.No Benefit to Third Parties. Except as provided in Article 8, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns and they shall not be construed as conferring any rights on any other Persons.
10.11.Further Assurance. Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
10.12.Relationship of the Parties. It is expressly agreed that Highlightll, on the one hand and Biohaven, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Except as expressly set forth herein, neither Highlightll, on the one hand, nor Biohaven, on the other hand, shall have the authority to make any statements, representations or commitments of any kind or to take any action, that will be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and

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obligations incurred by reason of any such employment shall be for the account and expense of such first Party.
10.13.Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by electronic signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.
[SIGNATURE PAGE FOLLOWS]

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THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

HANGZHOU HIGHLIGHTLL PHARMACEUTICAL CO. LTD.	BIOHAVEN THERAPEUTICS LTD.
By: /s/ Chris Liang	By: /s/ John Gleeson
Name: Chris Liang PhD	Name: John Gleeson
Title: Chief Executive Officer	Title: Authorized signatory
Date: 3/21/2023	Date: March 22, 2023

Signature page to the Development and License Agreement between Hangzhou Highlightll Pharmaceutical Co. Ltd. and Biohaven Therapeutics Ltd.

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SCHEDULE A
LICENSED PATENTS

[* * *]

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